UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: February 15, 2007

HENDRX CORP.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

000-50546	86-0914052
(Commission File Number)	(IRS Employer Identification Number)

George Solymar, Chief Executive Officer
1066 West Hastings Street, Suite 2610, Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

     (604) 682-4379
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

H2OLiquidair of Florida,LLC, a Florida LLC, and
H2OLiquidair, Inc. a Utah Corporation,
Plaintiffs,

Legal proceedings were initiated, and the Company was served on December 28, 2006 by H2OLiquidair of Florida, LLC, a Florida LLC, etal. (“H2L”) against a number of defendants, including Fujian Yuxin Electronic Equipment Co. Ltd. (“Yuxin”) a wholly owned subsidiary of Hendrx and Hendrx Corp., in the United States District Court for the Southern District of Florida, Miami Division, for breach of contract, defective products and interfering by competing in its territory. The complaint alleges that several agreements entered between H2L and Yuxin during the years 2001 and 2002 to manufacture atmospheric water generators, on an original equipment manufacturer basis, that allegedly failed to perform when delivered in 2002. H2L’s suit seeks monetary damages from the defendants, including Hendrx, in addition to accrued interest and costs. Hendrx denies any culpability or liability in this matter and is in the process of filing motions in response to the complaint that it believes will ultimately cause Hendrx to succeed in defending its position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hendrx Corp.

Signature	Date

By: /s/ George Solymar	February 14, 2007
Name: George Solymar
Title: Chief Executive Officer